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                                                                    Exhibit 99.1

                  LA JOLLA PHARMACEUTICAL AUTOIMMUNE THROMBOSIS
            DISEASE TARGET HIGHLIGHTED IN TWO PEER-REVIEWED JOURNALS

SAN DIEGO, MAY 13, 2004 - La Jolla Pharmaceutical Company (Nasdaq: LJPC) today announced that recent findings concerning antibody-mediated thrombosis, also known as the Antiphospholipid Syndrome (APS), were published in the Proceedings of the National Academy of Sciences and Clinica Chimica Acta. Antibody-mediated thrombosis is an autoimmune disease that can cause stroke, heart attack, deep vein thrombosis and other thrombotic events, and is the target of the Company's early clinical drug candidate LJP 1082. LJP 1082 is the first drug candidate specifically designed to target the underlying cause of antibody-mediated thrombosis.

"Antibody-mediated thrombosis is an autoimmune condition first described in the medical literature about 20 years ago, and it is believed to affect an estimated one to two million people in the United States and Europe," said Steven Engle, Chairman and CEO of La Jolla Pharmaceutical Company. "We are pleased to be able to share the insights we have gained from our research with the medical community through these widely read journals. We believe these data confirm the importance of developing a drug candidate to target disease-causing antibodies in antibody-mediated thrombosis."

BETA 2-GLYCOPROTEIN I, AN IMPORTANT REGULATOR OF BLOOD CLOTS

Company scientists and colleagues from St. George Hospital in Australia published an article in the Proceedings of the National Academy of Sciences (T. Shi, et al., 101: 3939-3944) entitled "Beta 2-Glycoprotein I Binds Factor XI and Inhibits Its Activation by Thrombin and Factor XIIA: Loss of Inhibition by Clipped Beta 2-Glycoprotein I." Beta 2-glycoprotein I is a blood protein involved in coagulation and is a target of the antibodies involved in APS. The paper identified an important role for beta 2-glycoprotein I in the regulation of blood coagulation. The results showed that beta 2-glycoprotein I can inhibit blood clotting by binding to coagulation Factor XI and preventing Factor XI from being activated.

COMMONLY USED ASSAYS DETECT DOMAIN 1 OF BETA 2-GLYCOPROTEIN I

Company scientists also published an article in Clinica Chimica Acta (G. Michael Iverson, et al., 343: 37-44) entitled "Advances in Understanding What We Measure When Detecting Anti-Cardiolipin Autoantibodies." The authors of this paper used commercial assays to demonstrate that the antibodies to cardiolipin and beta 2-glycoprotein I in patients with APS are highly specific for domain 1 of beta 2-glycoprotein I. In this study, 100 patient serum samples showed that antibody reactivity in both assays was depleted by pre-incubating the sera with recombinant domain 1 of beta 2-glycoprotein I.
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ANTIBODY-MEDIATED THROMBOSIS

Antibody-mediated thrombosis is an autoimmune disease characterized by the formation of blood clots that can lead to stroke, heart attack, deep vein thrombosis and recurrent miscarriage. This disease, also known as Antiphospholipid Syndrome, affects an estimated one to two million people in the United States and Europe. Patients often experience their first thrombotic event in their 20s or 30s, and studies indicate they have twice the probability of a recurrence. Current treatments include anticoagulants, the long-term use of which can lead to side effects including life-threatening bleeding events.

La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases and inflammation afflicting several million people in the United States and Europe. The Company is developing Riquent(R) for the treatment of lupus kidney disease, a leading cause of sickness and death in patients with lupus. The Company is also developing LJP 1082 for the treatment of antibody-mediated thrombosis, a condition in which patients suffer from recurrent stroke, deep-vein thrombosis, miscarriage and other thrombotic events, and is in the early stage of developing small molecules to treat various other autoimmune and inflammatory conditions. The Company's common stock is traded on The Nasdaq Stock Market under the symbol LJPC. For more information about the Company, visit its Web site: http://www.ljpc.com.

The forward-looking statements in this press release involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, that could cause actual results to differ materially from our current expectations. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. Although our New Drug Application ("NDA") for Riquent(R) has been accepted by the United States Food and Drug Administration (the "FDA") for review, there is no guarantee that the FDA will approve Riquent in a timely manner, or at all. Our analyses of clinical results of Riquent, previously known as LJP 394, our drug candidate for the treatment of systemic lupus erythematosus ("lupus"), and LJP 1082, our drug candidate for the treatment of antibody-mediated thrombosis ("thrombosis"), are ongoing and could result in a finding that these drug candidates are not effective in large patient populations, do not provide a meaningful clinical benefit, or may reveal a potential safety issue requiring us to develop new candidates. The analysis of the data from our Phase 3 trial of Riquent showed that the trial did not reach statistical significance with respect to its primary endpoint, time to renal flare, or to the secondary endpoint, time to treatment with high-dose corticosteroids or cyclophosphamide. Although our NDA for Riquent has been accepted for review by the FDA, the results from our clinical trials of Riquent may not ultimately be sufficient to obtain regulatory clearance to market Riquent either in the United States or Europe, and we may be required to conduct additional clinical studies to demonstrate the safety and efficacy of Riquent in order to obtain marketing approval. There is no guarantee, however, that we will have the necessary resources to complete any additional trial, that we will elect to conduct an additional trial, or that any additional trial will sufficiently demonstrate the safety and efficacy of Riquent. Our blood test to

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measure the binding affinity for Riquent is experimental, has not been validated by independent laboratories and will likely be reviewed as part of the Riquent approval process. Our other potential drug candidates are at earlier stages of development and involve comparable risks. Analysis of our clinical trials could have negative or inconclusive results. Any positive results observed to date may not be indicative of future results. In any event, regulatory authorities may require additional clinical trials, or may not approve our drugs. Our ability to develop and sell our products in the future may be adversely affected by the intellectual property rights of third parties. Additional risk factors include the uncertainty and timing of: obtaining required regulatory approvals, including delays associated with any approvals that we may obtain; the clear need for additional financing; our ability to pass FDA pre-approval inspections of our manufacturing facilities and processes; the increase in capacity of our manufacturing capabilities for possible commercialization; successfully marketing and selling our products; our lack of manufacturing, marketing and sales experience; our ability to make use of the orphan drug designation for Riquent; generating future revenue from product sales or other sources such as collaborative relationships; future profitability; and our dependence on patents and other proprietary rights. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Annual Report on Form 10-K for the year ended December 31, 2003, and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.

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